ARMOUR RESIDENTIAL REIT, Inc. Company Update January 21, 2015

PLEASE READ: Important Regulatory and Yield Estimate Risk Disclosures 2 Certain statements made in this presentation regarding ARMOUR Residential REIT, Inc. (“ARMOUR” or the “Company”), and any other statements regarding ARMOUR’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. Forward-looking statements include but are not limited to statements regarding the projections for ARMOUR’s business and plans for future growth and operational improvements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements. ARMOUR assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This material is for information purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation for any securities, financial instruments, or common or privately issued stock. The statements, information and estimates contained herein are based on information that the presenter believes to be reliable as of today's date, but cannot be represented that such statements, information or estimates are complete or accurate. Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainty. Estimated yields do not reflect any of the costs of operation of ARMOUR. THE INFORMATION PRESENTED HEREIN IS UNAUDITED AND UNREVIEWED.

ARMOUR Capitalization, Dividend Policy, Transparency and Manager • Portfolio and liability details are updated monthly at www.armourreit.com. • Premium amortization is expensed monthly as it occurs. No yield smoothing. • Hedge positions are marked-to-market daily (GAAP/Tax differences). • Non-Executive Board Chairman and separate Lead Independent Director. Transparency and Governance 3 ARMOUR REIT Manager and Fee Structure • ARMOUR REIT is externally managed by ARMOUR Capital Management LP. • Accretive fee structure: effective fee percentage declines as equity increases. • Gross equity raised up to $1.0 billion, 1.5% (per annum) of gross equity raised. • Gross equity raised in excess of $1.0 billion, 0.75% (per annum) of gross equity raised. Common Stock Dividend Policy and Taxable REIT Income Market Capitalization • Q4 2014 buyback (NYSE: “ARR”): 4,203,700 shares. • 353,158,749 shares of common stock outstanding. • 2,180,572 shares of Series A Preferred Stock outstanding (NYSE: “ARR PrA”). • 5,650,000 shares of Series B Preferred Stock outstanding (NYSE: “ARR PrB”). • Market capitalization of $1.2 billion of common and $190.6 million of preferred. • ARMOUR pays common stock dividends monthly. • Dividends are announced based on estimates of future taxable REIT income. Information as of 1/20/2015.

ARMOUR Balance Sheet Targets

Assets	ARMOUR invests in Agency mortgage securities.
Duration	Net balance sheet weighted average duration target of 1.5 or less. • 3.68 gross asset duration. • -4.14 hedge duration. • -0.46 net balance sheet duration.
Hedging	Hedge a minimum of 40% of assets and funding rate risk. • $13.0 billion in hedges (swaps and futures). • 84.5% of assets hedged. • 91.0% of repurchase agreements hedged.

Liquidity	Hold 40% of unlevered equity in cash between prepayment periods.
	• $796.0 million in total liquidity.
	  • $326.4 million in true cash.
	  • $291.2 million in unlevered securities.
	  • $178.4 million in short term Agency P&I.

Leverage	Long term debt to equity target of 8x - 9x. • $14.3 billion in REPO borrowings. • 7.8 x Q3 2014 shareholders' equity.

ARMOUR RESIDENTIAL REIT

Information as of 1/20/2015.

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ARMOUR Portfolio Strategy and Investment Methodology

Management has a focused and disciplined approach to evaluating assets for inclusion in the ARMOUR portfolio. ARMOUR employs a strong bias toward a 'buy and hold' strategy rather than a 'trading' strategy. ARMOUR will strategically sell assets when it believes market conditions warrant.

- **Diversify Broadly**
  - Diversification limits idiosyncratic pool risk.
  - Over 1300 cusips.
- **Highly Liquid Assets**
  - Purchase those Agency securities that are highly liquid (easily traded and priced).
  - ARMOUR purchases "pass-through" securities.
  - No collateralized mortgage obligations ("CMOs").
- **Diversified Sources**
  - Source assets through a mix of direct purchases from:
    - Originators.
    - Dealer inventories.
    - Institutional investors.
- **Loan Analysis – Inelasticity vs. Elasticity**
  - Credit work on non-credit assets.
  - Original and current loan balance.
  - Year of origination.
  - Originating company, third-party originators.
  - Loan seasoning.
  - Principal amortization schedule.
  - Original loan-to-value ratio.
  - Geography.
  - 65% of our 15yr MBS are between 85K – 175K loan balances.
- **Pool Analysis**
  - NO TBA pools – Only specified pools.
  - Prepayment history.
  - Prepayment expectations.
  - Premium over par.
  - "Hedgability."
  - Liquidity.

ARMOUR RESIDENTIAL REIT

Information as of 1/20/2015.

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ARMOUR Portfolio and Derivatives Overview

Agency Asset Class	% of Portfolio	Current Value (millions)	Weighted Average Purchase Price	Weighted Average Current Market Price	Weighted Average Net/Gross Coupon	Estimated Effective Duration Using Current Values
ARMs & Hybrids	0.8%	$ 129.5	104.6%	105.9%	3.30/3.75	1.19
Agency Multifamily Ballooning in 120 Months or Less	9.2%	$ 1,419.3	102.8%	107.3%	3.23/4.38	7.70
Fixed Rates Maturing in 120 Months or Less	0.0%	$ 6.1	104.7%	108.5%	4.53/5.01	2.40
Fixed Rates Maturing Between 121 and 180 Months	49.6%	$ 7,641.9	104.6%	106.2%	3.33/3.81	3.23
Fixed Rates Maturing Between 181 and 240 Months	31.7%	$ 4,887.9	105.9%	106.3%	3.60/4.11	2.94
Fixed Rates Maturing Between 241 and 360 Months	8.7%	$ 1,337.3	106.9%	107.7%	4.01/4.50	4.26
Total or Weighted Average	**100.0%**	**$ 15,421.9**	**105.05%**	**106.4%**	**3.47/4.02**	**3.62**

	Duration Contribution to Balance Sheet
Agency Assets	3.68
Interest Rate Swaps & Eurodollar Futures	-4.14
Net Balance Sheet Duration	**-0.46**

	Amount (millions)	Total Hedge %
Assets	$ 15,421.9	84.5%
Net Repo Balance	$ 14,325.5	91.0%

Duration estimates are derived from third-party software. Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainty. If rates decline, the value of our derivatives will typically decline. Inversely, if rates increase, the value of our derivatives will typically increase.

Information as of 1/20/2015. Portfolio value is based on independent third-party pricing. Portfolio information includes all forward settling trades. Some totals may not foot due to rounding.

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ARMOUR Hedge Detail 7 Information as of 1/20/2015. Some totals may not foot due to rounding. Derivative Type Remaining Term Weighted Average Remaining Term (Months) Notional Amount (millions) Weighted Average Rate Interest Rate Swap 0-12 Months 5 920.0$ 1.13 Interest Rate Swap 13-24 Months 15 2,900.0$ 1.23 Interest Rate Swap 25-36 Months 30 350.0$ 0.63 Interest Rate Swap 37-48 Months 37 300.0$ 1.00 Interest Rate Swap 49-60 Months 58 2,000.0$ 1.56 Interest Rate Swap 61-72 Months 61 300.0$ 1.48 Interest Rate Swap 73-84 Months 0 -$ 0.00 Interest Rate Swap 85-96 Months 90 2,450.0$ 1.47 Interest Rate Swap 97-108 Months 97 2,800.0$ 2.08 Interest Rate Swap 109-120 Months 120 1,000.0$ 2.66 Interest Rate Swap 121-132 Months 0 -$ 0.00 Eurodollar Futures 0-8 Months 8 10.0$ 2.11 Total or Weighted Average 63 $ 13,030.0 1.60

ARMOUR Portfolio Constant Prepayment Rates (“CPR”) 8 ARMOUR expenses premium amortization monthly as it occurs. Constant Prepayment Rate (“CPR”) is the annualized equivalent of single monthly mortality (“SMM”). CPR attempts to predict the percentage of principal that will prepay over the next twelve months based on historical principal pay downs. CPR is reported on the 4th business day of the month for the previous month's prepayment activity.

ARMOUR REPO Composition

REPO Counter-Party[1]		Principal Borrowed (millions)	Percentage of REPO Positions with ARMOUR	Weighted Average Original Term in Days	Weighted Average Remaining Term in Days	Longest Remaining Term in Days
1 BNP Paribas Securities Corp.	$	1,171.2	8.2%	151	54	282
2 J.P. Morgan Securities LLC	$	1,092.4	7.6%	169	62	90
3 Wells Fargo Bank, N.A.	$	1,084.1	7.6%	30	25	30
4 Mitsubishi UFJ Securities (USA), Inc.	$	1,044.6	7.3%	97	25	57
5 Merrill Lynch, Pierce, Fenner & Smith Inc.	$	1,036.4	7.2%	84	39	90
6 ICBC Financial Services LLC	$	744.3	5.2%	99	36	72
7 Citibank, N.A.	$	700.0	4.9%	365	146	300
8 The Bank of Nova Scotia	$	688.6	4.8%	84	29	248
9 Nomura Securities International, Inc.	$	649.5	4.5%	62	23	42
10 Morgan Stanley & Co. LLC	$	642.3	4.5%	76	39	55
11 Barclays Capital Inc.	$	558.6	3.9%	90	45	51
12 The Bank of New York Mellon	$	500.0	3.5%	292	216	253
13 ING Financial Markets LLC	$	457.5	3.2%	77	39	56
14 Credit Suisse Securities (USA) LLC	$	457.0	3.2%	91	32	58
15 Daiwa Securities America Inc.	$	451.6	3.2%	78	37	52
16 CRT Capital Group LLC	$	423.8	3.0%	57	3	3
17 South Street Securities LLC	$	357.9	2.5%	30	3	3
18 Royal Bank of Canada	$	351.6	2.5%	86	27	48
19 KGS-Alpha Capital Markets, L.P.	$	327.0	2.3%	79	48	86
20 Mizuho Securities USA Inc.	$	303.3	2.1%	90	56	56
21 E D & F Man Capital Markets Inc.	$	239.3	1.7%	49	38	49
22 Pierpont Securities LLC	$	222.8	1.6%	83	35	48
23 Citigroup Global Markets Inc.	$	208.8	1.5%	91	17	28
24 Guggenheim Securities, LLC	$	182.9	1.3%	86	30	55
25 UBS Securities LLC	$	164.5	1.1%	60	45	55
26 Goldman, Sachs & Co.	$	150.7	1.1%	60	55	55
27 Natixis Financial Products LLC	$	79.4	0.6%	89	20	20
28 Deutsche Bank Securities Inc.	$	35.3	0.2%	31	20	20
Total or Weighted Average	**$**	**14,325.5**	**100.0%**	**110**	**48**	

Weighted Average Repo Rate	0.38%
Weighted Average Haircut	4.89%

Debt to Quarter End Shareholders' Equity Ratio	7.8

(1) ARMOUR has signed MRAs with 38 counterparties.

Information as of 1/20/2015.
Some totals may not foot due to rounding.

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10 www.armourreit.com ARMOUR Residential REIT, Inc. 3001 Ocean Drive Suite 201 Vero Beach, FL 32963 772-617-4340